UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2012

Lenco Mobile Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5343

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Senior Secured Promissory Notes

On July 30, 2012, Lenco Mobile Inc. (the "Company") entered into a Note Purchase and Security Agreement (the "First Note Purchase Agreement") by and among the Company and certain lenders (the "Initial Lenders"), pursuant to which the Initial Lenders purchased from the Company Senior Secured Promissory Notes (the "Initial Notes") in an aggregate principal amount of $2,224,278 and Warrants to purchase shares of Company common stock in the amount and on the terms described below (the "Initial Warrants"). The Initial Lenders include James L. Liang, a director of the Company, Michael Levinsohn, the Executive Chairman of our Board of Directors and a director of the Company, and Chris Dukelow, the Chief Financial Officer of the Company. The Initial Notes mature on July 30, 2014.

On August 3, 2012, the Company entered into a second Note Purchase and Security Agreement (the "Second Note Purchase Agreement" and together with the First Note Purchase Agreement, the "Purchase Agreements") by and among the Company and certain lenders (the "Additional Lenders" and together with the Initial Lenders, the "Lenders"), pursuant to which the Additional Lenders purchased from the Company Senior Secured Promissory Notes (the "Additional Notes" and together with the Initial Notes, the "Notes") in an aggregate principal amount of $889,911 and Warrants to purchase shares of Company common stock in the amount and on the terms described below (the "Additional Warrants" and together with the First Warrants, the "Warrants"). The Additional Notes mature on August 3, 2014.

The Notes will accrue interest on the unpaid principal amount at a rate of 12% per annum, compounded quarterly. The Company intends to use the proceeds from the Notes to repay outstanding indebtedness and for general corporate purposes.

The Notes are secured by a first priority security interest in substantially all of the Company's and its wholly owned subsidiaries' current and future property and rights in and to property, including the properties and rights of Capital Supreme (Pty) Ltd., dba Multimedia Solutions, Lenco Technology Group Ltd., and Lenco International Ltd, subject to certain exclusions.

The Company may, at any time, prepay amounts due under the Notes without premium or penalty, with any partial prepayment being applied first to any unpaid accrued interest, then to any other amounts due under the Notes that are not principal, and third to any unpaid principal amount of the Notes.

The First Note Purchase Agreement provides that the Company will take all commercially reasonable actions, on or before August 6, 2012, to effect (i) the retirement of all outstanding indebtedness of the Company to Bridge Bank, N.A. (the "Bridge Bank Loan"), (ii) release any security interests held by Bridge Bank, N.A. in the Company's or its subsidiaries' assets with respect to such indebtedness and (iii) the issuance of a promissory note, in the principal amount of $2,546,500 to Jorgen Larsen, a director of the Company, in connection with the foregoing transactions. As described in the Company's Form 10-K for the year ended December 31, 2011, filed with Securities and Exchange Commission on June 22, 2012, the Company assumed the Bridge Bank Loan in connection with its acquisition of iLoop, Inc. in December 2011. The Bridge Bank Loan is secured by certificates of deposit owned by Mr. Larsen. The terms of the Company's promissory note to Mr. Larsen are described under the heading "Promissory Note" below.

On July 31, 2012, in accordance with the First Note Purchase Agreement, the Company repaid all amounts outstanding under the Bridge Bank Loan and is currently in the process of terminating the underlying loan agreement and obtaining releases of any security interests held by Bridge Bank, N.A. with respect to the Bridge Bank Loan.

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The Purchase Agreements contain certain covenants, including limitations on liens, disposition of assets, distributions or dividends, entry into new lines of business, additional indebtedness and the issuance of equity securities (other than pursuant to the Purchase Agreements). Events of default by the Company under the Purchase Agreements include: (a) failure to pay principal when due; (b) any representation or warranty in the Purchase Agreements proving to be false or incorrect in any material respect when made by the Company; (c) any default by the Company in the performance of its obligations under the Purchase Agreements, the Notes or any Warrant, subject to a 30-day cure period; and (d) bankruptcy of the Company. The holders of the Notes have customary remedies upon the occurrence of an event of default, including the acceleration of amounts payable with respect to the Notes and other rights and remedies available to a secured party under the Uniform Commercial Code.

Pursuant to the Purchase Agreements, the Company issued to the Lenders, for consideration equal to one-hundredth of one percent ($0.01) of the aggregate purchase price of the Notes purchased by each Lender, First Warrants to purchase an aggregate of 6,627,000 shares of common stock of the Company, which are exercisable any time on or before July 30, 2017, and Additional Warrants to purchase an aggregate of 2,667,000 shares of common stock of the Company, which are exercisable any time on or before August 3, 2017. The Warrants have an initial exercise price of $0.10 per share and provide for customary antidilution adjustments for stock splits, stock dividends, recapitalizations, exchanges and other similar events. Additionally, the exercise price and the number of common shares issuable upon exercise of the Warrants are subject to adjustment upon certain issuances of additional equity securities and/or the incurrence of certain indebtedness by the Company that occurs prior to the earlier of (i) the termination of the Notes or (ii) the termination of the Purchase Agreements (the "Special Adjustment"). Upon the occurrence of an event triggering a Special Adjustment, the number of shares of common stock issuable upon exercise of the Warrants would be doubled and the exercise price would be reduced by one-half. A Special Adjustment can occur only once during the term of the Warrants and will apply only to the first issuance of new securities or the first incurrence of indebtedness following the effective date of the Warrants.

The Notes and the Warrants were, and the shares of common stock issuable upon exercise of the Warrants will be, issued in reliance on the exemptions from registration under Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company has received representations and warranties and otherwise reasonably believes that all purchasers of these securities qualify as "accredited investors" within the meaning of Rule 501 of Regulation D.

The foregoing description of the Purchase Agreements, the Notes and the Warrants is qualified in its entirety by reference to the full text of each document, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 1.01.

Promissory Note

On July 30, 2012, the Company issued a promissory note to Jorgen Larsen, a director of the Company, in the amount of $2,546,500 (the "Larsen Note"). The Larsen Note matures on July 31, 2016 and will accrue interest on the unpaid principal amount at a rate of 12% per annum, to be paid quarterly. The Larsen Note was issued by the Company in connection with the Company's repayment of the outstanding amount of the Bridge Bank Loan described above.

The Larsen Note provides for an initial payment of $550,000 on or before August 10, 2012, a second payment of $171,500 at any time on or before December 31, 2012 and quarterly payments of an amount equal to 15% of the total of the Company's consolidated earnings before interest, taxes, depreciation, amortization and stock compensation. The Larsen Note is subordinate to all existing and future bank indebtedness, as well as to the Notes, but is senior in right of repayment to all outstanding debt and equity held by the Company as of the date of the Larsen Note. Upon any failure to pay any amounts due under the Larsen Note, all amounts outstanding under the Larsen Note will bear interest at a rate of 2% plus the rate otherwise applicable to the Larsen Note. The Company may redeem the Larsen Note at any time for an amount equal to the outstanding principal amount under the Larsen Note plus any accrued interest.

The foregoing description of the Larsen Note is qualified in its entirety by reference to the full text of the Larsen Note, a copy of which is attached as an exhibit to this Current Report on Form 8-K and are incorporated by reference in response to this Item 1.01.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On May 6, 2012, the Compensation Committee (the "Committee") of the Board of Directors (the “Board”) of Lenco Mobile Inc., a Delaware corporation (the "Company"), approved the amendment of certain outstanding nonstatutory stock options granted under the Company’s 2009 Equity Incentive Plan to purchase an aggregate of 2,885,000 shares of the Company's common stock (the “Underwater Options”) held by 54 employees of a wholly owned subsidiary of the Company. These Underwater Options, which previously had an exercise price of $2.15 per share, were amended to reduce the exercise price to $0.12 per share, determined by the Committee to be the fair market value of the Company's common stock on May 6, 2012. Except as modified by this amendment, all other terms and conditions of each of the Underwater Options remain in full force and effect. Mr. Michael Levinsohn, Executive Chairman of the Board, holds 1,000,000 of the repriced Underwater Options.

The Committee believes that the repricing of Underwater Options will benefit the Company’s stockholders by providing greater assurance that the Company will be able to retain experienced and productive individuals, by improving their morale and by creating a greater long-term incentive for such individuals to increase the Company’s revenues and profits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Note Purchase and Security Agreement dated July 30, 2012 by and among the Company and the Lenders party thereto
4.2	Note Purchase and Security Agreement dated August 3, 2012 by and among the Company and the Lenders party thereto
4.3	Form of Senior Secured Promissory Note
4.4	Form of Warrant
4.5	Promissory Note dated July 31, 2012 between Lenco Mobile Inc. and Jorgen Larsen
10.1	Lenco Mobile Inc. 2009 Equity Incentive Plan, filed as exhibit 10.14 to the registrant’s Form 10-12G/A, filed on November 18, 2009 and incorporated by reference herein. (Commission File No. 000-153830.)
10.2	Form of Nonstatutory Stock Option Agreement under the Lenco Mobile Inc. 2009 Equity Incentive Plan, filed as exhibit 10.15 to the registrant’s Form 10-12G filed on November 9, 2009 and incorporated by reference herein. (Commission File No. 000-153830.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: August 3, 2012	By:	/s/ Chris Dukelow
Chris Dukelow Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Note Purchase and Security Agreement dated July 30, 2012 by and among the Company and the Lenders party thereto
4.2	Note Purchase and Security Agreement dated August 3, 2012 by and among the Company and the Lenders party thereto
4.3	Form of Senior Secured Promissory Note
4.4	Form of Warrant
4.5	Promissory Note dated July 31, 2012 between Lenco Mobile Inc. and Jorgen Larsen
10.1	Lenco Mobile Inc. 2009 Equity Incentive Plan, filed as exhibit 10.14 to the registrant’s Form 10-12G/A, filed on November 18, 2009 and incorporated by reference herein. (Commission File No. 000-153830.)
10.2	Form of Nonstatutory Stock Option Agreement under the Lenco Mobile Inc. 2009 Equity Incentive Plan, filed as exhibit 10.15 to the registrant’s Form 10-12G filed on November 9, 2009 and incorporated by reference herein. (Commission File No. 000-153830.)

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